UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 4, 2004

MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Riviera Drive, Unit 6

Markham, Ontario, Canada L3R5J6

(Address of Principal Executive Office) (Zip Code)

(905) 479-0214

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On May 21, 2004, Miad Systems Ltd., a Canadian corporation (the "Registrant") signed the Asset Sale Agreement with Dean Dumont, President of NewsWireCentral, Inc. All of the Registrant’s assets and liabilities will be delivered to a newly formed company owned by Michael A.S. Green. The purchase price for the Purchased Assets is One Million Three Hundred Ninety Eight Thousand Four Hundred Fifty Eight Dollars ($1,398,458.00) (the “Purchase Price”), subject to adjustment of the actual amount of the Purchased Assets as at the Date of Closing.

The Purchase Price shall be paid by the assumption by the Purchaser of all liabilities owing by the Vendor in connection with the Business (presently estimated to be the amount of One Million Four Hundred Twenty Two Thousand Two Hundred Forty One Dollars ($1,422,241.00)), subject to adjustment of actual amount as at the Date of Closing (the “Assumed Liabilities”).

On May 27, 2004, MIAD Systems LTD., a Canadian corporation (the “Registrant”) signed the final Stock Purchase Agreement with Dean Dumont, President of NewsWireCentral, Inc. for 2,550,000 shares of the outstanding capital stock of MIAD Systems to Dean Dumont of NewsWireCentral Inc., representing 68.9% controlling interest of MIAD Systems.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description
99.1	Stock Purchase Agreement
99.2	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIAD SYSTEMS, LTD.

Date: June 4, 2004	By:	/s/ MICHAEL A. S. GREEN
Michael A. S. Green President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Stock Purchase Agreement
99.2	Asset Purchase Agreement